Exhibit 5.2

Eilenberg & Krause LLP

11 EAST 44TH STREET

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 986-9700

FACSIMILE: (212) 986-2399

January 26, 2005

Tower Semiconductor Ltd.
Ramat Gavriel Industrial Zone
Migdal Haemek
ISRAEL

Ladies and Gentlemen:

        We have acted as United States counsel to Tower Semiconductor Ltd. (the "Company"), a corporation organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company's registration statement on Form F-3 (the "Registration Statement") relating to the registration, under the United States Securities Act of 1933, as amended, of the following offerings: (i) the resale of up to 31,191,606 U.S. dollar denominated debentures (the "Debentures"), each of $1.00 in principal amount, convertible into ordinary shares of the Company, par value 1.00 NIS each; (ii) the resale of up to 28,356,005 ordinary shares of the Company, par value 1.00 NIS each, issuable upon the conversion of the Debentures; and (iii) the resale of up to 9,161,060 ordinary shares of the Company, par value 1.00 NIS each, issuable upon the exercise of warrants by certain selling security holders.

        As United States counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law, as we have considered necessary or appropriate for the purpose of rendering this opinion. Upon the basis of such examination, we advise you that in our opinion the Debentures are legally issued and are entitled to the benefits of the indenture substantially in the form filed as an exhibit to the Registration Statement.

        We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus that forms a part thereof.

Very truly yours, /s/ Eilenberg & Krause LLP